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                                                               Exhibit 10(c)(i)

                                     1986
                        DEFERRED COMPENSATION PROGRAM
                    FOR EXECUTIVES OF H. J. HEINZ COMPANY
                           AND AFFILIATED COMPANIES
              (AS AMENDED JUNE 1, 1991 AND AMENDED AND RESTATED
                      IN ITS ENTIRETY, DECEMBER 6, 1995)

1.   Purpose

     The purpose of this Program is to provide Eligible Executives with an opportunity to defer current income.

2.   Definitions

     2.1 "Account" shall mean a deferred compensation reserve account established for bookkeeping purposes only in the financial accounting records of the Corporation which reflect Awards deferred pursuant to
          Section 3 plus Rollovers pursuant to Section 4 plus earnings credited at the applicable Crediting Rate.

     2.2  "Age" shall mean the Participant's attained age in years.

     2.3 "Award" shall mean, for any fiscal year, the amount granted to an Eligible Executive of the Company for that year and, in the absence of a Deferral Election with respect to such Award, payable to him in the succeeding fiscal year under MIP and LTIP.

     2.4  "Board" shall mean the Board of Directors of the Corporation.

     2.5 "Beneficiary" shall mean the person or entity designated by the Participant or the Spouse of a Participant in a time and manner determined by the Committee to receive Benefits under this Program.
          If no Beneficiary designation by a Participant is in effect, the Beneficiary shall be the Participant's Spouse, if any, or if none, then the Participant's estate. If a Participant's Spouse makes no Beneficiary designation, then the Beneficiary shall be such Spouse's estate. A Participant or his surviving Spouse may revoke or change their Beneficiary designation at any time in the manner determined from time to time by the Committee.
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     2.6  "Benefit" shall mean any payment made from an Account to a Participant or his Beneficiary. Such Benefit shall be payable in United States currency by a check or draft drawn upon an account of the Company at any United States domestic bank. Such check or draft shall be mailed by regular first class United States mail to the latest address provided by the Participant or his Beneficiary no later than the date specified for such Benefit to be paid pursuant to the terms of this Program.

     2.7 "Committee" shall mean the Management Development and Compensation Committee of the Board and its designee or their successors.

     2.8 "Company" shall mean H. J. Heinz Company or any company or corporation affiliated with H. J. Heinz Company.

     2.9 "Corporation" shall mean H. J. Heinz Company, a Pennsylvania corporation, and any successor thereto by merger, purchase or otherwise.

     2.10 "Crediting Rate" shall mean for any Plan Year the greater of 150% of Moody's Composite Bond Index or 15% per annum until such time as periodic Benefits begin pursuant to Section 6, Section 7 or Section 8, whereupon the Crediting Rate shall be 15% per annum. No crediting of earnings at the applicable Crediting Rate will be made after the last day of the month in which the event occurs which causes a single sum Benefit payment to become payable pursuant to Section 7 or Section 8. Crediting of earnings shall commence on July 1, 1987 and continue each July 1 thereafter to a Participant's Account up to the date a Benefit is payable from such Account. Once the first periodic Benefit payment from an Account is made, crediting of earnings on such Account at the applicable Crediting Rate shall be accrued annually from the date such first periodic Benefit payment is made.

     2.11 "Deferral Election" shall mean the signing of the irrevocable deferral election form authorized by the Committee under which the Eligible Executive elects to
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          defer all or a portion of his Award pursuant to Section 3, or elects to make a complete or partial Rollover Election pursuant to Section 4 (Rollover Election).

     2.12 "Deferral Date" shall mean July 1, 1986 with respect to any Awards deferred under a Deferral Election entered into by an Eligible Executive for a fiscal year 1986 Award and a Rollover, and July 1, 1987 for a fiscal year 1987 Award deferred under a Deferral Election.

     2.13 "Eligible Executive" shall mean an employee of the Company who is eligible for MIP and/or LTIP as of April 30, 1986 and who has not attained age 65 by such date, provided, however, that the Committee, in its sole discretion, may designate any employee of the Company as an Eligible Executive.

     2.14 "MIP" and/or "LTIP" shall mean the Company's Management Incentive Plan and the Company's Long Term Incentive Plan, respectively, existing as of July 1, 1986 or as each may be amended from time to time thereafter.

     2.15 "Moody's Composite Bond Index" shall mean the Monthly Average of the Composite Yield on Seasoned Corporate Bonds as published by Moody's Investors Service, Inc. or any successor thereto for the calendar month which ends two months prior to the beginning of any applicable Plan Year. If such index is no longer published, the Committee, in its sole discretion, may use any seasoned United States corporate bond index published generally in the United States.

     2.16 "Participant" shall mean an Eligible Executive who elects to defer all or a portion of his Award pursuant to Section 3 or elects a Rollover pursuant to Section 4.

     2.17 "Plan Year" shall mean the twelve months beginning July 1 through June 30 commencing July 1, 1986 and each twelve month period thereafter so long as the Program remains in existence.
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     2.18 "Program" shall mean the 1986 Deferred Compensation Program for
          Executives of H. J. Heinz Company and Affiliated Companies.

     2.19 "Retirement" shall mean attainment of age 55 or completion of 30 years of continuous service within the meaning of the applicable provisions of the H. J. Heinz Retirement System as in effect on the date of the Participant's Deferral Election.

     2.20 "Rollover" shall mean amounts credited pursuant to Section 4 from previously deferred cash awards together with interest accrued thereon under MIP and/or LTIP to a Participant's Account.

     2.21 "Spouse" shall mean the person who is legally married to the Participant at the time of the Participant's death and is not then subject to an agreement or court decree of separate maintenance or a trust in which such person is the sole income Beneficiary.

3.   Deferral of Awards

     3.1 An Eligible Executive may elect, subject to section 3.3, to defer whole dollars or a percentage of his Award as follows:

          (a)  up to 100% of his fiscal year 1986 Award, if any; and/or

          (b)  up to 100% of his fiscal year 1987 Award, if any.

     3.2 Such election shall be made by executing an irrevocable Deferral Election with the Company on or before April 30, 1986.

     3.3 The minimum amount of an Award which an Eligible Executive may defer in any year shall be $5,000. Deferral Elections of less than $5,000 shall be void and of no effect.
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4.   Rollovers of MIP and/or LTIP

     4.1 An Eligible Executive may make an irrevocable one-time election in whole dollars for the Rollover of all or a portion, but not less than $5,000, of his previously deferred cash awards plus interest accrued thereon under MIP and/or LTIP as of June 30, 1986 including such amounts the Eligible Executive previously elected to defer with respect to F.Y. 1986 and/or F.Y. 1987 MIP and/or LTIP. Rollovers shall become part of a Participant's Account and shall be subject to the rules of the Program. A Rollover election may be made by an Eligible Executive independent of the deferral of an Award pursuant to
          Section 3.

5.   Death Prior to Deferral Date

     5.1 If a Participant dies prior to a Deferral Date for any Award or Rollover, the Deferral Election or Rollover Election with respect to such Award or Rollover shall be void and of no effect. The Company's sole obligation in such circumstance with respect to an Award shall be to pay such Award to the Participant's estate or personal legal representative. Rollover amounts transferred pursuant to this Program will be paid out in accordance with the rules of MIP and/or LTIP as if the Rollover election had never taken place.

6.   Participant's Benefit at Age 65

     6.1 A Benefit shall be payable from a Participant's Account in 15 equal annual installments beginning on the 1st day of the month next following the day such Participant attains age 65 and on the same day of each year thereafter until all annual installments have been paid. Each installment shall be deducted from the Participant's Account and shall be in an amount sufficient to exhaust the Participant's Account together with interest compounded at 15% per annum on the declining Account balance. The amount of each installment shall be calculated by dividing a Participant's Account as of the date installments commence by 6.72447561. If a Participant dies after
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          attaining age 65, his Account at his date of death shall be paid in accordance with Section 8.4.

7.   Benefits at Termination of Employment

     7.1 A Participant whose employment with the Company has terminated prior to attaining age 50 or becoming eligible for Retirement, for any reason whatsoever, except for death, shall receive his Account in a single sum as soon as practicable following the date of his termination of employment.

     7.2 If such Participant has attained age 50 or is eligible for Retirement at the time of his termination of employment for any reason whatsoever except for death, Benefits shall be payable pursuant to Section 6 beginning the first day of the month next following the day such Participant attains age 65.

     7.3 Notwithstanding Section 2.10, if a Participant whose employment with the Company has terminated pursuant to Section 7.1 in the first year after any Deferral Date for any Award or Rollover, the Crediting Rate applied to such Award or Rollover will be reduced to zero, and if such Participant's termination of employment occurs for any reason, except for death, in the second year after any Deferral Date for any Award or Rollover, the Crediting Rate will be reduced to 5% per annum. If such Participant's termination of employment occurs for any reason whatsoever except for death after two years from any Deferral Date of any Award or Rollover, the Crediting Rate shall be the same as stated in Section 2.10.

     7.4  Notwithstanding anything to the contrary contained herein:

          (a) if a Participant's employment with the Company terminates because of the sale of an affiliated corporation, division or other portion of the business to a party that is not affiliated with the Company, the Participant may continue to receive the benefits of the Program that he or she would otherwise have received had the Participant
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               continued to be employed by an affiliate of the Company,
               provided the Board of Directors or the Executive Committee of the Board of Directors specifically authorizes
               Participant to continue to receive the benefits of the Program following the disposition of the affiliate, division or other business in which such Participant was employed.

          (b) if the Committee determines that a Participant's employment with the Company has been terminated involuntarily without cause before meeting the requirements of Section 7.2, the Committee may specify that the Participant shall continue to receive the benefits of the Program that he or she would otherwise have received had the Participant continued to be employed by the Company. Any such authorization shall be made on a case by case basis in the sole discretion of the Committee and such authorization in one case shall not be precedent for authorization in any other case.

8.   Death Benefits

     8.1 If a Participant dies prior to age 65 and is not eligible for Retirement, his Beneficiary shall receive a single sum as soon as practicable following his date of death equal to the greater of:

          (a) three times the sum of Awards deferred under Section 3 and any Rollover pursuant to Section 4; or

          (b)  the Participant's Account at his date of death.

     8.2 If a Participant dies prior to age 65 and is eligible for Retirement and his Beneficiary is his Spouse, then a Benefit of 15 annual payments calculated pursuant to Section 6 will be paid, commencing as soon as practicable, to such Spouse. The Spouse's Benefit will be based on the greater of:
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          (a)  three times the sum of Awards deferred under Section 3 and any
               Rollover pursuant to Section 4; or

          (b)  the Participant's Account at his date of death.

     8.3 If a Participant dies prior to age 65 and is eligible for Retirement and his Beneficiary is not his Spouse, then a single sum Benefit will be paid equal to the greater of:

          (a) three times the sum of Awards deferred under Section 3 and any Rollover pursuant to Section 4; or

          (b)  The Participant's Account at his date of death.

     8.4 If a Participant dies after age 65, his Beneficiary, if such Beneficiary is the Participant's Spouse, shall receive the remainder of the 15 annual installments pursuant to Section 6. If the Participant's Beneficiary is other than his Spouse, a single sum payment equal to the Participant's Account at his date of death shall be paid to such Beneficiary as soon as practicable.

     8.5 In the event of the death of a Participant's Spouse before the 15 annual installments pursuant to Section 6 have been completed, such Spouse's Beneficiary shall receive a single sum Benefit equal to the Account balance at the Spouse's date of death as soon as practicable.

9.   Administration

     9.1 The Committee shall have discretionary power to administer and interpret the Program (including the power to resolve ambiguities), to establish rules to further the purposes of the Program and to take any other action necessary for the proper operation of the Program.

     9.2 The Board, in its sole discretion and upon such terms as it may prescribe, may permit any company or
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          corporation directly or indirectly controlled by the Corporation to participate in the Program for such periods as the Committee may determine.

     9.3 The Committee shall provide adequate written notice to any Participant or Beneficiary whose claim for benefits under this Program has been denied setting forth specific reasons for such denial. A Participant or Beneficiary whose claim has been denied shall be entitled to appeal the denial of his claim by providing a written statement of his position to the Committee not later than 60 days after receipt of the notification of denial of the claim. The Committee shall within 60 days after receipt of such notice communicate to the claimant its decision in writing, which decision shall be final and binding upon all parties.

     9.4 All acts and decisions of the Committee shall be final and binding upon all Participants, Beneficiaries, heirs, estates, personal legal representatives and their successors.

     9.5 The Committee may, in its sole discretion, reduce the Crediting Rate for future Plan Years in the event of material adverse Federal, state or local tax law changes which increase the cost of the Program to the Corporation.

     9.6 Prior to paying any Benefit under this Program, the Committee may require any Participant, Beneficiary, estate, heir, or personal legal representative to provide information to the Committee. The Committee may withhold payment of any Benefit under this Program until it receives all such information including, but not limited to certified copies of birth or death certificates and marriage licenses.

10.  Termination and Amendment of the Program

     10.1 The Board may, in its sole discretion, terminate or amend this Program at any time. In the event the Program and the Deferral and/or Rollover Elections are terminated with respect to a Participant, the
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          Participant shall receive a single sum payment equal to his Account, less any Benefits already paid to a Participant under this Program. However, if the Participant or a Spouse is receiving a Benefit pursuant to Section 6, Section 7 or Section 8 such Benefit shall continue unchanged. Any single sum payment to a Participant shall be made as soon as practicable following the date the Program is terminated as to such Participant and shall be in lieu of any other Benefit which may be payable to the Participant under this Program.

11.  Employment Not Guaranteed

     11.1 The existence of this Program or the execution of a Deferral or Rollover Election does not constitute a contract for continued employment between an Eligible Executive or a Participant and the Company. The Company reserves the right to modify an Eligible Executive's or Participant's compensation and to terminate the employment of an Eligible Executive or a Participant for any reason and at any time, notwithstanding the existence of this Program or of a Deferral or Rollover Election.

12.  Assignment of Benefits

     12.1 The right to receive any Benefit under this Program may not be pledged, hypothecated, transferred, or assigned nor is it subject to garnishment, attachment or other legal or equitable process.

13.  Tax Withholding

     13.1 The Company shall deduct from all Benefits paid under this Program all applicable Federal, state, local and foreign taxes required by law to be withheld. Participants or Beneficiaries under this Program must provide all information required by law in order to report payments to any taxing jurisdiction.
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14.  Tax Consequences of Program

     14.1 The Company makes no representations or warranties with respect to any tax consequences of the Program. Participants are advised to consult their own estate planner and tax advisor concerning the Federal, state and local income, estate and inheritance tax consequences of the Program especially in the event such tax laws change in the future.

15.  Life Insurance and Participant's Health

     15.1 The current health condition of a Participant will not prevent participation in the Program.

     15.2 The Company, in its sole discretion, may, but shall not be required to, purchase life insurance policies on the life of a Participant in such amounts and in such forms as the Company may choose. The Company will be the owner and beneficiary of such life insurance policies. Neither the Participant, his Beneficiary, estate, heirs, or personal legal representatives shall have any interest whatsoever in such life insurance policies. As a condition to participating in this Program, a Participant must complete an accurate, truthful health statement and at the request of the Company shall submit to medical examinations and supply information and execute documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

16.  Misrepresentations by Participant

     16.1 The Participant will be required to warrant that all information supplied to the Company and/or insurance companies is accurate and complete. If a Participant makes or has made any material misrepresentation or omission which results in a cost or loss to the Company, the Company in its sole discretion may pay to the Participant or his Beneficiary an amount equal to his Award and/or Rollover under this Program, less any Benefits already paid.
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17.  Suicide

     17.1 Should a Participant commit suicide within two years after the Deferral Date of any Award or Rollover, the Company's only obligation under this Program will be to pay the Award and/or Rollover to the Beneficiary, less any Benefits already paid.

18.  Rights in Company Assets

     18.1 Nothing in this Program or in a Deferral Election shall require the Company to segregate any monies or assets from its general funds, or to create a trust or make any special deposit for any Benefits to be paid to any Participant, Beneficiary, heir, or personal legal representative.

     18.2 The rights of a Participant, Beneficiary, heir, or personal legal representative under this Program shall be solely those of an unsecured creditor of the Company. The maintaining of an Account for a Participant by the Corporation for bookkeeping purposes creates no security interest in any assets of the Company. Any insurance policy or other asset acquired or held by the Corporation shall not be deemed to be held under any trust for the benefit of the Participant, his Beneficiaries, his heirs, his estate, or his personal legal representatives or to be security for the performance of the obligations of the Company under this Program, and shall be, and remain, a general, unpledged and unrestricted asset of the Company.

19.  Vesting

     19.1 All Awards deferred and Rollovers transferred to a Participant's Account shall be vested and will not be subject to forfeiture for any reason.
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20.  Severability

     20.1 The invalidity or unenforceability of any provision of this Program or of a Deferral Election and Rollover Election shall in no way affect the validity or enforceability of any other provision of this Program.

21.  Captions

     21.1 The captions at the head of a section or paragraph of this Program are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Program.

22.  Pronouns

     22.1 The masculine pronoun shall mean the feminine pronoun and the singular shall include the plural wherever appropriate.

23.  Construction

     23.1 This Program and any Deferral Election or Rollover Election shall be governed by the laws of the Commonwealth of Pennsylvania.